Exhibit 99.1

Phoenix Motor Announces $6 Million Loan Financing Agreement to Support Expansion and Production Growth

ANAHEIM, CA – March 19, 2025 — Phoenix Motor Inc. (Nasdaq: PEV), a leading manufacturer of heavy-duty transit buses and electrification solutions provider for medium-duty vehicles, today announced it has secured a $6 million loan financing agreement with J.J. Astor & Co. The funding will support Phoenix Motor’s expansion efforts, including increased operations and production to fulfill pending orders for electric transit buses.

“We are pleased to secure this strategic financing which will enable us to ramp up production and fulfill key transit bus orders,” said Denton Peng, CEO of Phoenix Motor. “As the demand for electric commercial vehicles continues to grow, this investment strengthens our position in the market and supports our mission to accelerate the transition to sustainable transportation. We appreciate the confidence J.J. Astor & Co. has shown in our business and look forward to executing on our growth plans.”

Under the agreement, J.J. Astor & Co. will provide up to $6 million in two tranches, with an initial funding of $4 million and an additional $2 million available upon approval. The senior secured convertible promissory notes will enhance the company’s ability to scale production and meet growing market demand for zero-emission transportation solutions.

The commercial electric vehicle market is projected to grow at a 26.4% compound annual growth rate (CAGR), reaching $55.9 billion by 2029. As an early leader in electric commercial vehicle manufacturing, Phoenix Motor remains committed to delivering high-quality solutions to transit agencies, municipalities, corporate fleets, and other key customers seeking to transition to zero-emission transportation.

About Phoenix Motor Inc.

Phoenix Motor, a pioneer in the electric vehicle (“EV”) industry, designs, builds, and integrates electric drive systems and manufactures heavy duty transit buses and medium and light duty commercial EVs. Phoenix operates two primary brands, “Phoenix”, which is focused on commercial products including heavy and medium duty EVs (transit buses, shuttle buses, school buses and delivery trucks, among others) and “EdisonFuture”, which intends to offer light-duty EVs. Phoenix endeavors to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. To learn more, please visit: phoenixev.ai.

About J.J. Astor & Co.

J.J. Astor & Co. is a lending platform providing short-term bridge lending to growth-oriented companies in the lower middle market. Loan facilities range from $500 thousand to $30 million for growth events including mergers and acquisitions, equipment and asset acquisition, strategic investments, listings on public markets and more. For more information, visit www.jjastor.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s current expectations and speak only as of the date of this release. Actual results may differ materially from the Company’s current expectations depending upon a number of factors. These risk factors include, among others, those related to our ability to raise additional capital necessary to grow our business, operations and business and financial performance, our ability to grow demand for our products and revenue, our ability to become profitable, our ability to have access to an adequate supply of parts and materials and other critical components for our vehicles on the timeline we expect, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the “Risk Factors” section of the Company’s annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

Contact: IR@phoenixev.ai

Dave Gentry, CEO RedChip Companies, Inc.1-407-644-4256 PEV@redchip.com

SOURCE: Phoenix Motor Inc.